UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2014

The Ensign Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware	001-33757	33-0861263
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
27101 Puerta Real, Suite 450, Mission Viejo, CA		92691
(Address of principal executive offices)		(Zip Code)
(949) 487-9500
Registrant's telephone number, including area code
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 27, 2014, Clayton M. Christensen informed the Company that he intends to resign from the Company's Board of Directors at the close of the Company’s 2014 Annual Meeting of Shareholders. Dr. Christensen’s decision to resign was based on his desire to focus on his many research and teaching interests as a faculty member at the Harvard Business School and to pursue his other interests and obligations. Dr. Christensen has served as a member of the Company’s Board since 2013 and is currently serving as a member of the Nomination and Corporate Governance Committee. The Board will nominate a replacement for the vacancy created by Dr. Christensen’s departure for election to the Board at the Company’s 2014 Annual Meeting of Shareholders. Dr. Christensen is not related to the Company's Chairman, Roy E. Christensen or its President and Chief Executive Officer, Christopher R. Christensen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE ENSIGN GROUP, INC.

/s/ SUZANNE D. SNAPPER
Chief Financial Officer

Dated: March 4, 2014